- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                              EMPLOYMENT AGREEMENT

                            DATED AS OF MAY 25, 1993

                    BETWEEN HERBERT J. ZARKIN AND WABAN INC.



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            EMPLOYMENT AGREEMENT


     AGREEMENT dated as of May 25, 1993 between Herbert J. Zarkin of 8 Lands End Lane, Sudbury, Massachusetts 01776 ("Executive") and Waban Inc., a Delaware corporation (the "Company"), whose principal office is in Natick, Massachusetts 01760.

                                  RECITALS
                                  --------

     Executive was employed by the Company in various executive management positions, including most recently Executive Vice President of the Company and President of the Company's BJ's Wholesale Club Division.

     The Company desires that Executive serve as its President and Chief Executive Officer and Executive is willing to serve in such capacity.

     The Company and Executive deem it desirable and appropriate, therefore, to enter into this Agreement.

                                  AGREEMENT
                                  ---------

     The parties hereto, in consideration of the mutual agreements hereinafter contained, agree as follows:

     1.  EFFECTIVE DATE; TERM OF AGREEMENT.  This agreement shall become
         ---------------------------------
effective as of May 25, 1993 (the "Effective Date"). This Agreement shall supersede any existing employment agreement including, without limitation, the Employment Contract dated as of May 16, 1988 between Executive and the Company, or similar agreement between Executive and the Company and any of its Subsidiaries. Notwithstanding the foregoing, the Amended and Restated Change of Control Severance Agreement between the Company and Executive dated May 25, 1993 (the "Change of Control Agreement") shall remain in full force and effect. The employment shall continue on the terms provided herein until January 25, 1997 and thereafter until terminated by either Executive or the Company, subject to earlier termination as provided herein (such period of employment hereinafter called the "Employment Period").

     2.  SCOPE OF EMPLOYMENT.
         -------------------

     (a)  Nature of Services.  Executive shall diligently perform the duties and
          ------------------
assume the responsibilities of President and Chief Executive Officer of the Company and such additional executive duties and responsibilities as shall from time to time be assigned to him by the Board or its Chairman.

     (b)  Extent of Services.  Except for illnesses and vacation periods,
          ------------------
Executive shall devote substantially all his working time and attention and his best efforts to the performance of his duties and responsibilities under this Agreement. However, Executive may (a) make any passive investments where he is not obligated or required to, and shall not in fact, devote any managerial efforts, (b) participate in charitable or community activities or in trade or professional organizations or (c) subject to Board approval (which approval shall not be unreasonably withheld or withdrawn), hold directorships in public companies, except only that the Board shall have the right to limit such services as a director or such participation whenever the Board shall believe that the time spent on such activities infringes in any material respect upon the time required by Executive for the performance of his duties under this Agreement or is otherwise incompatible with those duties.

     3.  COMPENSATION AND BENEFITS.
         -------------------------

     (a)  Base Salary.  Executive shall be paid a base salary at  the rate of no
          -----------
less than $520,000 per year to be reviewed annually by the Committee (the "Base Salary"). Base Salary shall be payable in such manner and at such times as the Company shall pay base salary to other executive employees.

     (b)  Existing Performance Accelerated Restricted Stock.  Reference is made
          -------------------------------------------------
to grant to the Executive of 12,500 shares of performance accelerated restricted stock ("PARS") of the Company dated April 7, 1993 and the 12,500 PARS grant dated April 13, 1992 (collectively, the "Existing PARS") issued under the Company's 1989 Stock Incentive Plan, as amended (the "Waban 1989 Plan"). The Existing PARS have been amended and restated, effective June 10, 1993, to provide for Company, rather than divisional, performance goals by the Company. Executive's April 7, 1993 PARS grant has been further amended and the 37,500 PARS grant effective June 10, 1993 has been amended to provide for accelerated vesting based on revised corporate goals for fiscal 1995 and 1996. The Executive's other existing PARS grants dated June 23, 1989 and April 11, 1991 shall remain in effect without modification or amendment.

     (c)  Intentionally omitted.

     (d)  Existing MIP Awards.  Executive and the Company agree that Executive's
          -------------------
existing award under the Company's Management Incentive Plan ("MIP") for fiscal 1994 (the "Existing MIP Award") shall be replaced by a new award as provided in paragraph (e) below.

     (e)  New MIP Awards.  Executive shall be eligible to receive awards under
          --------------
MIP applicable to Executive. The goals, scope and conditions of any award shall be established annually by mutual agreement between Executive and the Committee. In each fiscal year, Executive shall be entitled to earn up to a specified percentage of his Base Salary as a Target, or Maximum Award, as the case may be. For each fiscal year of the Company commencing in fiscal year 1994, the Target Award shall equal 50% of Executive's Base Salary, and the Maximum Award shall equal 80% of the Executive's Base Salary, with the payment potential scaling from 0% to 80% of Executive's Base Salary as established by the terms of the Award; provided,
                                                                  --------
however, that in no event shall Executive's award under MIP for fiscal year 1994
- -------
under the above formula be less than the award Executive would have received had Executive retained his Existing MIP Award, as adjusted to give effect to Executive's Base Salary for fiscal 1994 as set forth in Section 3(a) of this Agreement.

     (f)  New Company Options.  The Committee has granted Executive non-
          -------------------
statutory options under the Waban 1989 Plan (the "New Options"), for 75,000 shares of Stock, effective June 10, 1993.

     (g)  Qualified Plans.  Executive shall be entitled during the Employment
          ---------------
Period to participate in the Company's tax-qualified retirement and profit-sharing plans, if any, in accordance with the terms of those plans.

     (h)  Policies and Fringe Benefits.  Executive shall be subject to Company
          ----------------------------
policies applicable to its executives generally and Executive shall be entitled to receive all such fringe benefits as the Company shall from time to time make available to other executives generally (subject to the terms of any applicable fringe benefits plan).

     4.  TERMINATION OF EMPLOYMENT; IN GENERAL.
         -------------------------------------

     (a) The Company shall have the right to end Executive's employment at any time and for any reason, with or without Cause.

     (b) The Employment Period shall terminate when Executive becomes Disabled. In addition, if by reason of Incapacity Executive is unable to perform his duties for at least six continuous months, upon written notice by the Company to Executive the Employment Period will be terminated for Incapacity.

     (c) Whenever the Employment Period shall terminate, Executive shall resign all offices or other positions he shall hold with the Company and any affiliated corporations, including any position on the Board.

     5.  BENEFITS UPON TERMINATION OF EMPLOYMENT.
         ---------------------------------------

     (a)  Certain Terminations Prior to January 25, 1997.  If the Employment
          ----------------------------------------------
Period shall have terminated prior to January 25, 1997 (i) by reason of death, Disability or Incapacity of Executive, (ii) by termination by the Company for any reason other than Cause or (iii) by termination by Executive in the event that either (A) Executive shall be removed from or fail to be reelected to the offices of President, Chief Executive Officer, a Director and a member of the Executive Committee of the Board (other than in connection with termination of Executive's employment for Cause or by Executive's voluntary termination for reasons not specified in this clause (iii) or (B) Executive is relocated more than 40 miles from the current corporate headquarters of the Company, in either case without his prior written consent (a "Specified Voluntary Termination", which termination shall not constitute a voluntary termination for any purpose of this Agreement), then all compensation and benefits for Executive shall be as follows:

          (i) For the longer of 24 months after such termination or until January 25, 1997, the Company will continue to pay to Executive Base Salary at the rate in effect at termination of employment. Base Salary shall be paid for the first twelve months of the period without reduction for compensation earned from other employment or self-employment, and shall thereafter be reduced by such compensation earned from other employment or self-employment.

          (ii) Until the expiration of the period of Base Salary payments described in (i) above, except to the extent that Executive shall obtain the same from another employer or from self-employment, the Company will provide such medical and hospital insurance, and term life insurance for Executive and his family, comparable to the insurance provided for executives generally, as the Company shall determine, and upon the same terms and conditions as the same shall be provided for other Company executives generally; provided, however, that in no event shall such
                           --------  -------
     benefits or the terms and conditions thereof be less favorable to Executive than those afforded to him as of the date of termination.

          (iii) The Company will pay to Executive, without offset for compensation earned from other employment or self-employment, the following amounts under the Company's MIP applicable to Executive:

     . First, if not already paid, any amounts to which Executive is entitled under MIP for the fiscal year of the Company ended immediately prior to Executive's termination of employment. These amounts will be paid at the same time as other awards for such prior year are paid.

     . Second, an amount equal to Executive's MIP Target Award for the year of termination. This amount will be paid at the same time as other MIP awards for the year of termination are paid.

     In addition, the Company will pay to Executive such amounts as Executive shall have deferred (but not received) under the Company's General Deferred Compensation Plan in accordance with the provisions of that Plan.

          (iv) Executive shall also be entitled to the benefits with respect to any PARS and Stock Options of Executive held on the date of termination as provided under the Waban 1989 Plan. In addition, Executive shall be entitled to benefits under other Company plans, to the extent, if any, therein provided in the circumstances.

          (v) If termination occurs by reason of Incapacity or Disability, Executive shall be entitled to such compensation, if any, as is payable pursuant to the Company's long-term disability plan or any successor Company disability plan. Any payments made to Executive under any long term disability plan of the Company with respect to the salary continuation period in clause (i) above shall be offset against such salary continuation payments and to the extent not so offset, Executive shall promptly make reimbursement payments to the Company of such disability payments.

     (b)  Certain Terminations on or after January 25, 1997.  If the Employment
          -------------------------------------------------
Period shall have terminated on or after January 25, 1997, (i) by reason of Death, Disability or Incapacity of Executive or (ii) by termination by the Company for any reason other than Cause or (iii) by termination by Executive in respect of a Specified Voluntary Termination, then all compensation and benefits for Executive shall be as follows:

          (i) The Company will pay to Executive his then Base Salary for a period of twelve months from the Date of Termination, which Base Salary shall be reduced after six months for compensation earned from other employment or self employment.

          (ii) Until the expiration of the Period of Base Salary payments described in (i) immediately above, except to the extent that Executive shall obtain the same from another employer or from self-employment, the Company will provide such medical and hospital insurance, and term life insurance for Executive and his family, comparable to the insurance provided for executives generally, as the Company shall determine, and upon the same terms and conditions as the same shall be provided for executives generally; provided, however, that in no event shall such benefits or the
                ---------  -------
     terms and conditions thereof be less favorable to Executive then those afforded to him as of the date of termination.

          (iii) The Company will pay to Executive, without offset for compensation earned from other employment or self-employment, the following amounts under the Company's MIP applicable to Executive:

     . First, if not already paid, any amounts to which Executive is entitled under MIP for the fiscal year of the Company ended immediately prior to Executive's termination of employment. These amounts will be paid at the same time as other awards for such prior year are paid.

     . Second, an amount equal to Executive's MIP Target Award for the year of termination. This amount will be paid at the same time as other MIP awards for the year of termination are paid.

     In addition, the Company will pay to Executive such amounts as Executive shall have deferred (but not received) under the Company's General Deferred Compensation Plan in accordance with the provisions of that Plan.

          (iv) Executive shall also be entitled to the benefits with respect to any PARS and Stock Options of Executive held on the date of termination as provided under the Waban 1989 Plan. In addition, Executive shall be entitled to the benefits under other Company plans to the extent, if any, therein provided in the circumstances.

          (v) If termination occurs by reason of Incapacity or Disability, Executive shall be entitled to such compensation, if any, as is payable pursuant to the Company's long-term disability plan or any successor Company disability plan. Any payments made to Executive under any long term disability plan of the Company with respect to the salary continuation period in clause (i) above shall be offset against such salary continuation payments and to the extent not so offset, Executive shall promptly make reimbursement payments to the Company of such disability payments.

     (c)  Certain Voluntary Terminations; Termination for Cause; Violation of
          -------------------------------------------------------------------
Certain Agreements.  If, prior to, on, or after January 25, 1997 Executive
- ------------------
should end his employment voluntarily
or if the Company should end Executive's employment for Cause, or, notwithstanding (a) or (b) above, if Executive should violate the protected persons or noncompetition provisions of Section 6 to the extent then applicable, all compensation and benefits otherwise payable pursuant to this Agreement shall cease, other than (x) such amounts as Executive shall have deferred (but not received) under the Company's General Deferred Compensation Plan in accordance with the provisions of that Plan, (y) any benefits to which Executive may be entitled with respect to any PARS and Stock Options held on such date, in each case, as provided under the Waban 1989 Plan and (z) any benefits to which Executive may be entitled under other Company plans to the extent, if any, therein provided in the circumstances. The Company does not waive any rights it may have for damages or for injunctive relief.

     (d)  Benefits Upon Change of Control.  Following a Change of Control (as
          -------------------------------
defined in the Change of Control Agreement), any rights of Executive under this Agreement or any other agreement or plan with respect to uncompleted MIP periods shall be governed solely by the Change of Control Agreement. Upon a termination constituting Qualified Termination (as defined in the Change of Control Agreement), all rights of Executive with respect to salary continuation, life insurance, medical insurance and disability benefits shall be governed solely by the Change of Control Agreement unless Executive shall elect to have all such rights governed by the applicable terms of this Agreement (including a determination of whether the termination was voluntary or involuntary), in which case the Change of Control Agreement shall have no effect as to such rights (upon such election, the nature of the termination, e.g. voluntary, involuntary or for Specified Voluntary Termination, shall be determined by reference to this Agreement and shall not be determined by reference to the classification of the termination under the Change of Control Agreement). To be effective, written notice of such election must be furnished by Executive to the Company within seven days following the Qualified Termination.

     6.   AGREEMENT NOT TO SOLICIT OR COMPETE.
          -----------------------------------

     (a) Upon the termination of employment at any time, then for a period of two years after the termination of the Employment Period, Executive shall not under any circumstances employ, solicit the employment of, or accept unsolicited the services of, any "protected person" or recommend the employment of any "protected person" to any other business organization. A "protected person" shall be a person known by Executive (i) to be employed by the Company or its Subsidiaries or (ii) to have been employed by Company or its Subsidiaries within six months prior to the commencement of conversations with such person with respect to employment.

     As to (i) each "protected person" to whom the foregoing applies, (ii) each limitation on (A) employment, (B) solicitation and (C) unsolicited acceptance of services of each "protected person" and (iii) each month of the period during which the provisions of this Subsection (a) apply to each of the foregoing, the provisions set forth in this Subsection (a) are deemed to be separate and independent agreements and in the events of unenforceable agreement shall be deemed automatically deleted from the provisions hereof and such deletion shall not affect the enforceability of any other provision of this Subsection (a) or any other term of this Agreement.

     (b) During the course of his employment, Executive has learned many trade secrets of the Company and has had access to confidential information and business plans for the Company. Therefore, if Executive should end his employment voluntarily at any time prior to January 25, 1997, including by reason of retirement or disability, or if the Company should end Executive's employment at any time for Cause prior to January 25, 1997, then for a period of two years thereafter, Executive will not engage, either as a principal, employee, partner, consultant or investor (other than a less-than-1% stock interest in a corporation), in a business which is a competitor of the Company (a "Competitive Business"). The foregoing noncompetition provision shall not apply to any such voluntary or any other termination on or after January 25, 1997. A business shall be deemed a Competitive Business if and only if it shall then be so regarded by retailers or wholesalers generally, or if it shall operate home improvement warehouse stores (such as Home Depot, Builders Square, Lowe's or Home Quarters) or warehouse wholesale clubs (such as Sams, Price Club, Costco or Pace). Nothing herein shall restrict the right of Executive to engage in a business that operates exclusively conventional or full mark-up department stores or general merchandise discount department stores. In addition, if during a period of salary continuation under Section 5(a)(i) or 5(b)(i) following Executive's termination by the Company for any reason other than Cause, Executive so engages in a Competitive Business (whether or not the provisions of this paragraph (b) are otherwise then applicable to Executive), Executive's rights to any further salary continuation or benefits continuation under Sections 5(a)(i) and 5(a)(ii) and 5(b)(i) and 5(b)(ii) shall terminate. Executive agrees that if, at any time, pursuant to action of any court, administrative or governmental body or other arbitral tribunal, the operation of any part of this paragraph shall be determined to be unlawful or otherwise unenforceable, then the coverage of this paragraph shall be deemed to be restricted as to duration, geographical scope or otherwise, to the extent, and only to the extent, necessary to make this paragraph lawful and enforceable in the particular jurisdiction in which such determination is made.

     (c) If the Employment Period terminates, Executive agrees (i) to notify the Company promptly upon his securing employment or becoming self-employed during any period when Executive's compensation from the Company shall be subject to reduction or his benefits provided by the Company shall be subject to termination as provided in Section 5 and (ii) to furnish to the Company written evidence of his compensation earned from any such employment or self-employment as the Company shall from time to time reasonably request. In addition, upon termination of the Employment Period for any reason other than the death of Executive, Executive shall immediately return all written trade secrets, confidential information and business plans of the Company and shall execute a certificate certifying that he has returned all such items in his possession or under his control.

     7.   ASSIGNMENT.  The rights and obligations of the Company shall enure to
          ----------
the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of Executive are not assignable except only that payments payable to him after his death shall be made by devise or descent.

     8.   NOTICES.  All notices and other communications required hereunder
          -------
shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to the Company the same shall be mailed to the Company at One Mercer Road, Natick, Massachusetts 01701, Attention: Chairman of the Board of Directors, or other such address as the Company may hereafter designate by notice to Executive; and if sent to Executive, the same shall be mailed to Executive at 8 Lands End Lane, Sudbury, Massachusetts 01776 or at such other address as Executive may hereafter designate by notice to the Company.

     9.   WITHHOLDING.  Anything to the contrary notwithstanding, all payments
          -----------
required to be made by the Company hereunder to executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     10.  GOVERNING LAW.  This Agreement and the rights and obligations of the
          -------------
parties hereunder shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

     11.  ARBITRATION.  In the event that there is any claim or dispute arising
          -----------
out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within 60 days after written notice from one party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company or Executive shall request, such arbitration shall be conducted by a panel of three arbitrators, one selected by the Company, one selected by Executive and the third selected by agreement of the first two, or, in the absence of such agreement, in accordance with such Rules. Judgment upon the award rendered by such arbitrator(s) shall be entered in any Court having jurisdiction thereof upon the application of either party.

     12.  LEGAL FEES.  The Company will pay the reasonable fees and expenses of
          ----------
Executive's legal counsel in connection with Executive's entering into this Agreement.

     13.  ENTIRE AGREEMENT.  This Agreement, including Exhibits, supersedes all
          ----------------
prior written or oral agreements between the Company and Executive and represents the entire agreement between the parties relating to the terms of Executive's employment by the Company, except the Change of Control Agreement.


                                            /s/ Herbert J. Zarkin
                                           -----------------------------------
                                           Executive


                                           WABAN INC.



                                           By:  /s/ Sumner Feldberg
                                               -------------------------------
                                               Chairman of the Board

                                   EXHIBIT A
                                   ---------


Certain Definitions
- -------------------

In this Agreement, the following terms shall have the following meanings:

     (a) "Base Salary" means, for any period, the amount described in Section 3(a).

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Committee" means the Executive Compensation Committee of the Board.

     (d) "Cause" means dishonesty by Executive in the performance of his duties, conviction of a felony (other than a conviction arising solely under a statutory provision imposing criminal liability upon Executive on a per se
                                                                    --- --
basis due to the Company offices held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), gross neglect of duties (other than as a result of Disability or death), or conflict of interest which conflict shall continue for 30 days after the Company gives written notice to Executive requesting the cessation of such conflict.

     (e) "Date of Termination" means the date on which Executive's employment is terminated

     (f) "Disability" has the meaning given it in the Company's long-term disability plan. Executive's employment shall be deemed to be terminated for Disability on the date on which Executive is entitled to receive long-term disability compensation pursuant to such long-term disability plan.

     (g) "Incapacity" means a disability (other than Disability within the meaning of (f) above) or other impairment of health that renders Executive unable to perform his duties to the reasonable satisfaction of the Committee.

     (h)  "Stock" means the common stock, $0.01 par value, of  the Company.

     (i) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock.

                                     A-1